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                                                                    EXHIBIT (17)


                               FORM OF PROXY CARD

                         1838 INTERNATIONAL EQUITY FUND

                         SPECIAL MEETING OF SHAREHOLDERS

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


         The undersigned holder of shares of common stock, par value $0.01 per share (the "Shares"), of 1838 INTERNATIONAL EQUITY FUND, hereby appoints and , and each of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Special Meeting of Shareholders to be held at the offices of Van Kampen Investments Inc., 1 Parkview Plaza, Oakbrook Terrace, Illinois 60181, on December , 2005 at , and any and all adjournments thereof (the "Special Meeting"), and thereat to vote all Shares which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, in accordance with the following instructions.

         If more than one of the proxies, or their substitutes, are present at the Special Meeting or any adjournment thereof, they jointly (or, if only one is present and voting then that one) shall have authority and may exercise all powers granted hereby. This proxy, when properly executed, will be voted in accordance with the instructions marked hereon by the undersigned. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL DESCRIBED HEREIN AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Account No.         No. of Shares            Class of Shares          Proxy No.
    FOR        AGAINST        ABSTAIN      The proposal to approve an Agreement and Plan of
   -----        ------        -------      Reorganization pursuant to which 1838 International Equity
   -----        ------        -------      Fund would (i) transfer all of its assets and stated
                                           liabilities to Van Kampen International Fund in exchange
                                           solely for Class I Shares of Van Kampen International Fund,
                                           (ii) distribute such shares to its shareholders and (iii)
                                           dissolve

         The undersigned hereby acknowledges receipt of the accompanying Notice of Special Meeting and Prospectus/Proxy Statement for the Special Meeting to be
held on December    , 2005 at         . Please sign this Proxy exactly as your
name or names appear on the books of 1838 International Equity Fund . When signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title. If shares are held jointly, each holder should sign.

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Shareholder signature                     Date

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Co-owner signature (if applicable)        Date